UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 17, 2012

CHINA AUTO LOGISTICS INC.
 (Exact name of registrant as specified in its charter)

Nevada	000-52625	20-2574314
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Floor 1 FTZ International Auto Mall 86 Tianbao Avenue, Free Trade Zone
Tianjin Province, The People’s Republic of China 300461
(Address of principal executive offices)

Registrant’s telephone number, including area code: (86) 22-2576-2771
_________

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see  General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act   (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act   (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On July 17, 2012, Li Yangqian resigned as Chief Operating Officer of China Auto Logistics Inc. (the “Company”).  Mr. Li’s resignation did not result from any disagreement with us concerning any matter relating to the Company’s operations, policies or practices.

On July 17, 2012, Gao Yang resigned from the Company's Board of Directors (the “Board”).  Mr. Gao was a member of the Board’s (i) audit committee, (ii) compensation committee and (iii) nominating and corporate governance committee.  Mr. Gao’s resignation did not result from any disagreement with us concerning any matter relating to the Company’s operations, policies or practices.

On July 17, 2012, Qu Zhong resigned from the Board.  Ms. Qu was a member of the Board’s (i) compensation committee and (ii) nominating and corporate governance committee.  Ms. Qu’s resignation did not result from any disagreement with us concerning any matter relating to the Company’s operations, policies or practices.

On July 17, 2012, Kong Xiaoyan resigned from the Board.  Ms. Kong was a member of the Board’s (i) audit committee, (ii) compensation committee and (iii) nominating and corporate governance committee.  Ms. Kong’s resignation did not result from any disagreement with us concerning any matter relating to the Company’s operations, policies or practices.

On July 17, 2012, Yang Bin resigned from the Board and as Senior Vice President of the Company.  Mr. Yang’s resignation did not result from any disagreement with us concerning any matter relating to the Company’s operations, policies or practices.

(c)           On July 17, 2012, pursuant to the Company’s bylaws, the Board appointed Jin Yan, 46, to serve as the Chief Operating Officer of the Company, to hold office until his successor is elected and qualified.  Mr. Jin has not engaged in a related party transaction with the Company during the last two years, and there are no family relationships between Mr. Jin and any of other executive officer or director of the Company.  From 2007 through 2011, Mr. Jin served as the managing director of Madeleine Gourmet Restaurants, operating a series of chain restaurants.  He joined the Company in 2011 as the General Manager of Sales of Shisheng.  Mr. Jin earned an M.B.A. from Tianjin Nankai University.  Mr. Jin will be paid an annual salary of $18,884 (RMB 120,000) and be eligible for grants under our 2010 Omnibus Long-Term Incentive Plan (the “Incentive Plan”).

(d)           On July 17, 2012, pursuant to the Company’s bylaws, the remaining members of the Board elected Zou Baoying as a member of the Board, to hold office until the next annual meeting of shareholders and until his successor is elected and qualified.  Mr. Zou has not engaged in a related party transaction with the Company during the last two years, and there are no family relationships between Mr. Zou and any of other executive officer or director of the Company.  Mr. Zou will serve on the Board’s (i) compensation committee and (ii) nominating and corporate governance committee.  Mr. Zou will not receive an annual salary for his position on the Board but will be eligible for grants under the Incentive Plan.

On July 17, 2012, pursuant to the Company’s bylaws, the remaining members of the Board elected Wang Wei as a member of the Board, to hold office until the next annual meeting of shareholders and until his successor is elected and qualified.  Mr. Wang has not engaged in a related party transaction with the Company during the last two years, and there are no family relationships between Mr. Wang and any of other executive officer or director of the Company.  Mr. Wang will serve on the Board’s (i) audit committee, (ii) compensation committee and (iii) nominating and corporate governance committee.  Mr. Wang will not receive an annual salary for his position on the Board but will be eligible for grants under the Incentive Plan.

On July 17, 2012, pursuant to the Company’s bylaws, the remaining members of the Board elected Yang Lili as a member of the Board, to hold office until the next annual meeting of shareholders and until her successor is elected and qualified.  Ms. Yang has not engaged in a related party transaction with the Company during the last two years, and there are no family relationships between Ms. Yang and any of other executive officer or director of the Company.  Ms. Yang will serve on the Board’s (i) audit committee, (ii) compensation committee and (iii) nominating and corporate governance committee.  Ms. Yang will not receive an annual salary for her position on the Board but will be eligible for grants under the Incentive Plan.

On July 17, 2012, pursuant to the Company’s bylaws, the remaining members of the Board elected Wang Xinwei, the Company’s Chief Financial Officer, as a member of the Board, to hold office until the next annual meeting of shareholders and until her successor is elected and qualified.  Ms Wang has not engaged in a related party transaction with the Company during the last two years, and there are no family relationships between Ms. Wang and any of other executive officer or director of the Company.  Ms. Wang will not receive an annual salary for her position on the Board but will be eligible for grants under the Incentive Plan.

Item 9.01.        Financial Statements and Exhibits.

(d)  Exhibits

99.1	Press Release of China Auto Logistics Inc., dated July 18, 2012.

SIGNATURE PAGE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 18, 2012

CHINA AUTO LOGISTICS INC.

By:	/s/ Tong Shiping
Name:	Tong Shiping
Title:	President, Chief Executive Officer and Chairman